SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                       Securities Exchange Act of 1934
                          [Amendment No. _________]
Filed by the Registrant _X_
Filed by a Party other than the Registrant ___

Check the appropriate box:

___  Preliminary Proxy Statement
___ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
_X_  Definitive Proxy Statement
___  Definitive Additional Materials
___  Soliciting Material Pursuant to Section 240.14a-11(c) or
     Section 240.14a-12
                               ASHA CORPORATION
               (Name of Registrant as Specified in Its Charter)

                               ASHA CORPORATION
                  (Name of Person(s) Filing Proxy Statement)

                              ASHA CORPORATION
                              600 C WARD DRIVE
                       SANTA BARBARA, CALIFORNIA  93111
                               (805) 683-2331

             NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD APRIL 18, 1997

TO THE SHAREHOLDERS OF ASHA CORPORATION:

     NOTICE HEREBY IS GIVEN that the Annual Meeting of Shareholders of ASHA Corporation, a Delaware corporation, will be held at the Four Seasons Biltmore, 1260 Channel Drive, Santa Barbara, California, on Friday, April 18, 1997, at 2:00 p.m., Pacific Time, and at any and all adjournments thereof, for the purpose of considering and acting upon the following matters.

     1. The election of four (4) Directors of the Company to serve until the next Annual Meeting of Shareholders and until their successors have been duly elected and qualified.

     2. Ratification of the selection of Arthur Andersen LLP as the Company's independent accountants for the fiscal year ending September 30, 1996.

     3. The approval of an amendment to the Company's 1994 Stock Option Plan to increase the number of shares issuable upon the exercise of options granted under the Plan from 750,000 shares to 800,000 shares.

     4. The transaction of such other business as may properly come before the meeting or any adjournment thereof.

     Only holders of the $.00001 par value Common Stock of the Company of record at the close of business on February 28, 1997, will be entitled to notice of and to vote at the Meeting or at any adjournment or adjournments thereof. The proxies are being solicited by the Board of Directors of the Corporation.

     All shareholders, whether or not they expect to attend the Annual Meeting of Shareholders in person, are urged to sign and date the enclosed Proxy and return it promptly in the enclosed postage-paid envelope which requires no additional postage if mailed in the United States. The giving of a proxy will not affect your right to vote in person if you attend the Meeting.
                                      BY ORDER OF THE BOARD OF DIRECTORS

                                      JOHN C. McCORMACK, PRESIDENT
Santa Barbara, California
March 7, 1997

                               ASHA CORPORATION
                               600 C WARD DRIVE
                        SANTA BARBARA, CALIFORNIA  93111
                                (805) 683-2331
                        ______________________________

                               PROXY STATEMENT
                        ______________________________

                        ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD APRIL 18, 1997

                             GENERAL INFORMATION

     The enclosed Proxy is solicited by and on behalf of the Board of Directors of ASHA Corporation, a Delaware corporation (the "Company"), for use at the Company's Annual Meeting of Shareholders to be held at the Four Seasons Biltmore, 1260 Channel Drive, Santa Barbara, California, on Friday, April 18, 1997, at 2:00 p.m., Pacific Time, and at any adjournment thereof. It is anticipated that this Proxy Statement and the accompanying Proxy will be mailed to the Company's shareholders on or about March 19, 1997.

     Any person signing and returning the enclosed Proxy may revoke it at any time before it is voted by giving written notice of such revocation to the Company, or by voting in person at the Meeting. The expense of soliciting proxies, including the cost of preparing, assembling and mailing this proxy material to shareholders, will be borne by the Company. It is anticipated that solicitations of proxies for the Meeting will be made only by use of the mails; however, the Company may use the services of its Directors, Officers and employees to solicit proxies personally or by telephone, without additional salary or compensation to them. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the proxy soliciting materials to the beneficial owners of the Company's shares held of record by such persons, and the Company will reimburse such persons for their reasonable out-of-pocket expenses incurred by them in that connection.

     All shares represented by valid proxies will be voted in accordance therewith at the Meeting.

     The Company's Annual Report on Form 10-KSB is being simultaneously mailed to the Company's shareholders, but does not constitute part of these proxy soliciting materials.

               SHARES OUTSTANDING AND VOTING RIGHTS

     All voting rights are vested exclusively in the holders of the Company's $.00001 par value Common Stock. Each share of Common Stock entitles the holder to one (1) vote. Only shareholders of record at the close of business on February 28, 1997, are entitled to notice of and to vote at the Meeting or any adjournment thereof. On February 28, 1997, the Company had 7,142,399 shares of its $.00001 par value Common Stock outstanding. Cumulative voting in the election of Directors is not permitted.

     A majority of the Company's outstanding Common Stock represented in person or by proxy shall constitute a quorum at the Meeting.

  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the number and percentage of shares entitled to vote owned beneficially, as of February 28, 1997, by any person, who is known to the Company to be the beneficial owner of 5% or more of the Company's Common Stock, and, in addition, by each Director of the Company and by all Directors and Officers of the Company as a group. Information as to beneficial ownership is based upon statements furnished to the Company by such persons.

                                      Amount and
    Name and Address                Nature of Bene-
   of Beneficial Owner             ficial Ownership        Percent of Class
--------------------------         ----------------        ----------------
Alain J-M Clenet                     2,019,742 <FN1>            28.5%
600 C Ward Drive
Santa Barbara, CA  93111

Sheila R. Ronis                         63,596 <FN2>             0.9%
640 Rolling Green Circle
Rochester Hills, MI  48309

Robert J. Sinclair                      63,377 <FN2>             0.9%
1025 North Ontare Road
Santa Barbara, CA  93103

Lawrence Cohen                          50,000 <FN3>             0.7%
3311 NE 26th Avenue
Lighthouse Point, FL  33064

Brian Chang                          1,217,113                  17.2%
1 Chatworth Road, No. 2421
Singapore  1024

All Directors and Executive          2,486,456 <FN4>            32.8%
Officers as a Group (6
persons)
--------------------

<FN1>
Includes 8,278 shares underlying stock options held by Mr. Clenet.
<FN2>
Includes 50,000 shares underlying stock options held by such person.
<FN3>
Represents shares underlying stock options held by Mr. Cohen.
<FN4>
Includes shares beneficially owned by the following persons who are Executive Officers of the Company; 172,172 shares underlying stock options held by John
C. McCormack; and 117,569 shares underlying options held by Kenneth R. Black.

                      ELECTION OF DIRECTORS

     The Board of Directors is currently set at four (4) members. The Board of Directors recommends the election as Directors of the four (4) nominees listed below, to hold office until the next Annual Meeting of Shareholders and until their successors are elected and qualified or until their earlier death, resignation or removal. Each member of the present Board of Directors has been nominated for reelection. The persons named as "Proxies" in the enclosed form of Proxy will vote the shares represented by all valid returned proxies in accordance with the specifications of the shareholders returning such proxies. If at the time of the Meeting any of the nominees named below should be unable to serve, which event is not expected to occur, the discretionary authority provided in the Proxy will be exercised to vote for such substitute nominee or nominees, if any, as shall be designated by the Board of Directors.

     The following table sets forth the name and age of each nominee for Director, indicating all positions and offices with the Company presently held, and the period during which each person has served as a Director:

                                      Positions and Offices Held
      Name            Age               and Term as a Director
----------------      ---     -----------------------------------------------
Alain J-M Clenet       52     Chairman of the Board, Chief Executive Officer
                              and Director since August 1996

Sheila R. Ronis        46     Director since September 1993

Robert J. Sinclair     64     Director since April 1994

Lawrence Cohen         51     Director since January 1995

     There is no family relationship between any Director or Executive Officer of the Company.

     Set forth below are the names of all Directors, Nominees for Director and Executive Officers of the Company, all positions and offices with the Company held by each such person, the period during which he has served as such, and the principal occupations and employment of such persons during at least the last five years:

     ALAIN J-M CLENET. Mr. Clenet has served as President and a Director of ASHA Enterprises, Inc. since its inception in June, 1986, and became President and Chairman of the Board of Directors of ASHA Corporation on the date of the acquisition of ASHA Enterprises, Inc. He also served as President and a Director of Stehrenberger/Clenet, Inc. (S/C), an automotive design company, from its inception in February 1983 until it was liquidated in early 1988 at the formation of ASHA Corporation. S/C employed approximately 15 people in design, engineering and fabricating trades.

     From 1983 until the sale of the business in November 1986, Mr. Clenet also served as President and a Director of Wood, Ltd., a Michigan corporation which manufactures automotive wood components. From July 1976 until September 1981, he served as President and a Director of Clenet Coachworks, Inc., a company which designed, manufactured and sold approximately 500 Clenet automobiles. From 1965 until 1975, Mr. Clenet conducted automotive design, research and development in France and the United States. Mr. Clenet received a CAFAS Degree from the Ecole des Beaux Arts, Angers, France in 1963 and an E.N.S.A.D. Degree from the National Superior School of Design of Paris in 1965.

     SHEILA R. RONIS, PH.D.  Dr. Sheila Ronis has served as a Director of
ASHA since 1989. She has been President of The University Group, Inc., a technical and managerial services company since 1988. She is also an adjunct professor at the University of Detroit where she teaches Strategic Management and Business Policy in the M.B.A. program. Dr. Ronis received a B.S. degree in Physics and Mathematics in 1972 from Ohio State University. She received M.A. and Ph.D. degrees in Organizational Behavior from Ohio State University in 1974 and 1976, respectively. Dr. Ronis consults for many organizations as diverse as General Motors, Amertech, The White House, USCAR and the Center for Strategic and International Studies in Washington.

     ROBERT J. SINCLAIR. Mr. Sinclair has served as a Director of the Company since April 1994. Mr. Robert J. Sinclair is retired Chairman and Chief Executive Officer of Saab Cars USA, Inc. Early in his automotive career he served as advertising manager and public relations manager of Saab, before joining Volvo North America where he rose to President of Volvo's Western US organization. He rejoined Saab as President in 1979, retiring as Chairman and CEO in 1991. Mr. Sinclair consults for many organizations, and serves as a director of Hansa Reinsurance Co. of America, which is publicly-held.

     LAWRENCE COHEN. Mr. Cohen has served as a Director of the Company since January 20, 1995. Mr. Cohen has served as Vice Chairman of the Board, Executive Vice President and Treasurer of Bristol Technology Systems, Inc. ("Bristol") since its inception in April 1996. Bristol is in the business of establishing a national network of full service dealerships of retail automation equipment such as point of sale systems. From November 1990 to September 1996, Mr. Cohen served as Chairman of the Board of BioTime, Inc. ("BioTime"), a publicly-held biotechnology company engaged in the artificial plasma business. Mr. Cohen has also served as a director of Apollo Genetics Inc., a company founded by Mr. Cohen which is engaged in the genetic pharmaceutical business, from January 1993 to the present; a director of Registry Magic Inc., a company founded by Mr. Cohen which develops voice recognition equipment, from November 1995 to present; and a director of Kaye Kotts Associates, Inc., a publicly-held company in the management services business, from April 1995 to the present.

     JOHN C. McCORMACK. Mr. McCormack has served as President and Chief Operations Officer of ASHA since February 1, 1995, and as Secretary and Treasurer since January 31, 1996. Mr. McCormack helped start American Honda Motor Company in 1959 and he has been described as the driving force in its rise to prominence in the U.S. motorcycle market. He was co-founder of U.S. Suzuki Motor Corporation in 1964, and by 1967 this company was second in the U.S. market for motorcycles, behind Honda. He served as President and CEO of McCormack International Motors, Inc. from 1969 until 1975. McCormack International Motors was the first to bring a wide range of motorized recreational vehicles under one label, and it established some 925 dealers and 10 overseas distributors. From 1975 until 1980, he was a founder and President of Jacwall Corporation. Mr. McCormack was a founder and served as President and COO of Hirsch Electronics Corporation from 1980 to 1985, where he guided product development to successful completion at less than budgeted costs. These systems are now in use in the White House, Pentagon, IBM, General Motors, FBI, British Secret Service, as well as many other secure government and business installations around the world. He was a co-founder and he served as President and CEO of the Napa Valley Railroad and the Napa Valley Wine Train from 1985 until April 1991. From April 1991 until April 1994, he served as Vice President of Marketing and Sales for Mission Industries, an industrial laundry business, and from April 1994 until January 1995, he was engaged in general business consulting under the name McCormack and McCormack Consulting. Mr. McCormack is 65 years old.

     KENNETH R. BLACK. Mr. Black has served as the Company's Vice President of Sales and Marketing since July 1992 after having served as the Sales Director since January 1991. From 1985 until December 1990, he served as President of Technologies International Ltd., a company he founded and which was involved in market development and technology licensing for various domestic and foreign clients. From 1979 until 1985, he served as a Director of New Business Development for the Paint, Plastics and Vinyl Division of Ford Motor Company. Mr. Black is 50 years old.

     The standing committees of the Board of Directors are the Audit Committee and the Compensation Committee.

     The Audit Committee of the Board of Directors consists of three directors -- Sheila Ronis, Robert Sinclair and Lawrence Cohen. The Audit Committee's function is to review and report to the Board of Directors with respect to the selection and the terms of engagement of the Company's independent public accountants, and to maintain communications among the Board of Directors, such independent public accountants, and the Company's internal accounting staff with respect to accounting and audit procedures, the implementation of recommendations by such independent public accountants, the adequacy of the Company's internal controls and related matters. The Audit Committee also reviews certain related party transactions and any potential conflict of interest situations involving officers, directors or stockholders beneficially owning more than 10% of an equity security of the Company.

     The Compensation Committee presently consists of Sheila Ronis, Robert Sinclair and Lawrence Cohen, each of whom is an independent Director. The Compensation Committee's function is to review and approve annual salaries and bonuses for all executive officers and review, approve and recommend to the Board of Directors the terms and conditions of all employee benefit plans or changes thereto, including the granting of stock options pursuant to the Company's 1994 Option Plan.

     The Company's Board of Directors held five (5) meetings during the year ended September 30, 1996, and the Compensation Committee held three (3) meetings. Each Director attended at least 75% of the aggregate number of meetings held by the Board of Directors and the Compensation Committee during the time each such Director was a member of the Board or of the Compensation Committee, except for Neil McCarthy who did not attend two of the three Board of Directors meetings and one of the two Compensation Committee meetings held before he resigned as a Director on April 27, 1996.

     The Company's executive officers hold office until the next annual meeting of directors of the Company, which currently is scheduled for April 18, 1997. There are no known arrangements or understandings between any director or executive officer and any other person pursuant to which any of the above-named executive officers or directors was selected as an officer or director of the Company.

SECTION 16(a) BENEFICIAL REPORTING COMPLIANCE

     Based solely on a review of Forms 3 and 4 and amendments thereto furnished to the Company during its most recent fiscal year, and Forms 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year and certain written representations, no persons who were either a director, Officer or beneficial owner of more than 10% of the Company's Common Stock, failed to file on a timely basis reports required by Section 16(a) of the Exchange Act during the most recent fiscal year, except as follows:

     John C. McCormack, Kenneth R. Black, Sheila Ronis and Robert J. Sinclair each filed one Form 4 reporting the grant of a stock option late; and Brian Chang filed one Form 4 reporting one purchase late.

                      EXECUTIVE COMPENSATION

     The following table sets forth information regarding the executive compensation for the Company's Chief Executive Officer and each other executive officer who received compensation in excess of $100,000 for the fiscal years ended September 30, 1996, 1995 and 1994:

                            SUMMARY COMPENSATION TABLE
                                                          LONG-TERM COMPENSATION
                         ANNUAL COMPENSATION               AWARDS      PAYOUTS
                                                               SECURI-
                                                               TIES
                                                               UNDERLY-
                                            OTHER    RE-       ING               ALL
                                            ANNUAL   STRICTED  OPTIONS/          OTHER
NAME AND PRINCIPAL                          COMPEN-  STOCK     SARs     LTIP     COMPEN-
     POSITION       YEAR   SALARY   BONUS   SATION   AWARD(S)  (NUMBER) PAYOUTS  SATION
Alain J-M Clenet,   1996  $152,500  $73,000   -0-       -0-       -0-     -0-    $7,819
                          <FN1>                                                  <FN2>
Chief Executive     1995  $152,500    -0-     -0-       -0-       -0-     -0-    $3,035
Officer                                                                          <FN3>
                    1994  $152,500    -0-     -0-       -0-       -0-     -0-     -0-

John C. McCormack,  1996  $ 90,000  $10,000   -0-       -0-     65,786    -0-    $  504
President                                                                        <FN4>
                    1995    60,000    -0-     -0-       -0-       -0-     -0-     -0-
                    1994     -0-      -0-     -0-       -0-       -0-     -0-     -0-

Theo E. Shaffer,    1996  $ 92,025  $19,373   -0-       -0-       -0-     -0-     -0-
Executive Vice      1995  $ 90,000    -0-     -0-       -0-      3,098    -0-     -0-
President<FN5>      1994  $ 90,000    -0-     -0-       -0-       -0-     -0-     -0-

Kenneth R. Black,   1996  $100,592  $10,000   -0-       -0-     10,524    -0-     -0-
Vice President of           <FN6>
Sales and Market-   1995  $ 85,000   -0-      -0-       -0-      2,788    -0-     -0-
ing                 1994  $ 78,000   -0-      -0-       -0-       -0-     -0-     -0-
-------------------

<FN1>
Of this amount, $88,958 was paid during the fiscal year ended September 30, 1996, and the remainder was deferred until January 1997.
<FN2>
Represents medical expense reimbursements for Mr. Clenet and his family.
<FN3>
Includes $981 in medical expense reimbursements for Mr. Clenet and his family, $857 paid for premiums on a $5 million umbrella liability insurance policy for Mr. Clenet, and other expenses paid on his behalf.
<FN4>
Represents amounts paid by the Company as a matching amount to a 401(k) plan contribution.
<FN5>
Mr. Shaffer resigned on October 1, 1996.
                               -6-

<FN6>
Includes $15,592 paid to Mr. Black in settlement of unused vacation time.

                         OPTION/SAR GRANTS IN LAST FISCAL YEAR
                                   Individual Grants

                     NUMBER OF       % OF TOTAL
                     SECURITIES      OPTIONS/SARs
                     UNDERLYING      GRANTED TO      EXERCISE
                     OPTIONS/SARs    EMPLOYEES IN    OR BASE       EXPIRATION
      NAME           GRANTED(#)      FISCAL YEAR     PRICE($/SH)   DATE
Alain J-M Clenet           --            --               --           --
John C. McCormack      40,786          33.1%           $4.625       11/01/98
                       25,000          20.3%           $4.50         9/24/99
Theo E. Shaffer           -0-            --               --           --
Kenneth R. Black       10,524           8.5%           $4.625       11/01/98

                   AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                                 AND FY-END OPTION/SAR VALUES

                                          SECURITIES UNDER-  VALUE OF UNEXER-
                    SHARES                LYING UNEXER-      CISED-IN-THE
                    ACQUIRED              CISED OPTIONS      MONEY\OPTIONS/
                    ON                    SARS AT FY-END     SARS AT FY-END
                    EXERCISE   VALUE      EXERCISABLE/       EXERCISABLE/
      NAME          (NUMBER)   REALIZED   UNEXERCISABLE      UNEXERCISABLE
Alain J-M Clenet       --        --             --                  --
John C. McCormack      --        --        65,786 / 0              0 / 0
Theo E. Shaffer        --        --             --                  --
Kenneth R. Black       --        --        13,312 / 0         $ 697 / 0

     Subsequent to September 30, 1996, the Company's Board of Directors granted additional stock options to executive officers under the Company's 1994 Stock Option Plan. In December 1996, the Board of Directors granted stock options, exercisable at $3.6875 per share, to John C. McCormack to purchase 6,386 shares of Common Stock, to Kenneth R. Black to purchase 4,257 shares of Common Stock, and to Alain J-M Clenet to purchase 8,278 shares of Common Stock. Each of the options granted in December 1996 expire on December 17, 1999. In January 1997, the Board of Directors granted stock options, exercisable at $4.00 per share, to John C. McCormack and Kenneth R. Black each to purchase 100,000 shares of Common Stock, expiring on January 15, 2002.

EMPLOYMENT AGREEMENTS

     In April 1995, the Company entered into an Amended and Restated Employment Agreement with Alain J-M Clenet, the Company's Chairman of the Board and Chief Executive Officer, pursuant to which he receives a base annual salary of $152,500. Mr. Clenet's base salary is subject to cost-of-living adjustments and may be increased by the Board of Directors. The initial term is through April 20, 2000, and will be automatically extended for additional two year terms unless either party notifies the other at least six months in advance. Mr. Clenet is entitled to participate in all insurance plans and benefits of the Company and to also be reimbursed for all of his and his family's medical and dental expenses not paid for under such programs. Mr. Clenet also receives a $5 million umbrella liability insurance policy paid for by the Company.

     On March 1, 1997, the Company entered into employment agreements with Jack McCormack and Ken Black. Each of the Employment Agreements expires as of February 28, 1999, however, they will be automatically renewed for additional two year terms unless either the Company or the employee gives to the other six months notice that the agreement is to be terminated. Pursuant to the employment agreements, Mr. McCormack and Mr. Black are each entitled to a salary of $90,000 per year. Both agreements provide for cost of living adjustments and participation in all fringe benefits available to other executive officers, in addition to unspecified increases based on performance. Mr. McCormack's agreement also provides that he is entitled to be granted options to purchase 25,000 shares of Common Stock annually, in addition to the option to purchase 100,000 shares which was granted on January 15, 1997.

DIRECTORS COMPENSATION

     Effective during the fiscal year ended September 30, 1995, the Company's Directors do not receive fees for their attendance at Board or committee meetings, but they have received options under the Company's 1994 Stock Option Plan. Directors are also reimbursed for their reasonable expenses in attending meetings of the Board of Directors and any committees thereof.

     It has been the Company's policy for the last three years to grant to the independent members of the Company's Board of Directors options to purchase 25,000 shares of common stock each year. The most recent options granted under this policy were granted on December 17, 1996, with an exercise price of $3.6875, when 25,000 options each were granted to Sheila Ronis, Robert Sinclair and Lawrence Cohen. The Board of Directors intends to reconsider this policy at its April 1997 annual meeting, with a view towards reducing the number of options granted annually.

STOCK OPTION PLANS

     1994 STOCK OPTION PLAN

     The 1994 Stock Option Plan provides for the grant of options to purchase up to 750,000 shares of Common Stock to employees, officers, directors and consultants of the Company. In February 1997, the Board of Directors approved an increase in the number of shares of Common Stock covered by the plan to 800,000, subject to shareholder approval. The purpose of this plan is two-fold. First, the plan will further the interests of the Company and its shareholders by providing incentives in the form of stock options to employees who contribute materially to the success and profitability of the Company. Second, the plan will provide the Company flexibility and the means to reward directors and consultants who render valuable contributions to the Company. The Board has the power to determine at the time the option is granted whether the option will be an incentive stock option (an option which qualifies under Section 422 of the Internal Revenue Code of 1986) or an option which is not an incentive stock option. However, incentive stock options will only be granted to persons who are employees of the Company. Vesting provisions are determined by the Board at the time options are granted. The option price must be satisfied by the payment of cash. The Board of Directors may amend the plan at any time, provided that the Board may not amend the plan to materially increase the number of shares available under the plan to materially change the eligible class of employees without shareholder approval.

     As of March 7, 1997, there were 656,806 options outstanding under the plan with exercise prices ranging from $3.6875 to $4.5625 per share.

     401(K) PLAN

     Effective October 1, 1995, the Company implemented a 401(K) Plan pursuant to which all eligible employees may contribute up to 15% of their compensation. The Company matches contributions in the amount of 10% of all elective deferrals, and, at the Company's option, may contribute annually up to 15% of the total compensation of all eligible employees. Executive Officers of the Company are eligible to participate in this plan. During the fiscal year ended September 30, 1996, the Company made $8,047 in matching contributions under this plan.

          CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On August 11, 1994, ASHA Corporation entered into a joint venture with TAISUN Automotive of which Mr. Brian Chang is 85% shareholder. Mr. Chang is a principal shareholder of the Company. The joint venture was formed as a Singapore corporation named ASHA/TAISUN PTE LTD. ("ASHA/TAISUN"). The purpose of this Joint Venture is to exploit the Company's ABC technology in the China and Southeast Asia markets.

     ASHA/TAISUN, through its 85%-owned subsidiary, Jiaxing Independent Auto Design and Development Co., Ltd., is developing an automobile manufacturing facility in Jiaxing, China. ASHA/TAISUN has also contracted with the Company for automobile design work. During the year ended September 30, 1996, the Company invested $1,540,727 in the joint venture.

     In March 1994, Brian Chang purchased 235,924 shares of the Company's Common Stock for $1,000,000 in cash. On November 2, 1995, Mr. Chang purchased an additional 181,818 shares of ASHA Common Stock from the Company for $750,000 in cash.

               AMENDMENT TO 1994 STOCK OPTION PLAN

DESCRIPTION OF THE PLAN

     In December 1994, the Company's Board of Directors approved the establishment of a Stock Option Plan (the "1994 Plan") and the Company's shareholders approved the 1994 Plan in April 1995. The Board of Directors believes that the 1994 Plan advances the interests of the Company by encouraging and providing for the acquisition of an equity interest in the success of the Company by employees, officers, directors and consultants, and by providing additional incentives and motivation toward superior Company performance. The Board believes it also enables the Company to attract and retain the services of key employees, officers, directors and consultants, and by providing additional incentives and motivation toward superior Company performance. The Board believes it also enables the Company to attract and retain the services of key employees, officers, directors and consultants upon whose judgment, interest and special effort the successful conduct of its operations is largely dependent.

     The 1994 Plan allows the Board to grant stock options from time to time to employees, officers and directors of the Company and consultants to the Company. The Board has the power to determine at the time the option is granted whether the option will be an Incentive Stock Option (an option which qualifies under Section 422 of the Internal Revenue Code of 1986) or an option which is not an Incentive Stock Option. However, Incentive Stock Options may only be granted to persons who are key employees of the Company. Vesting provisions are determined by the Board at the time options are granted. Prior to the proposed amendment, the total number of shares of Common Stock subject to options under the 1994 Plan may not exceed 750,000, subject to adjustment in the event of certain recapitalizations, reorganizations and similar transactions. The option price must be satisfied by the payment of cash.

     The Board of Directors may amend the 1994 Plan at any time, provided that the Board may not amend the 1994 Plan to materially increase the number of shares available under the 1994 Plan, materially increase the benefits accruing to Participants under the 1994 Plan, or materially change the eligible class of employees without shareholder approval.

PROPOSED AMENDMENT

     In February 1997, the Board of Directors voted, subject to shareholder approval, to increase the number of shares of Common Stock subject to options under the 1994 Plan from 750,000 to 800,000. The Board of Directors believes that the proposed increase is necessary in order for the Company to have sufficient flexibility to provide the amounts and types of incentives to its officers, employees, directors and consultants which are deemed necessary to encourage the Company's success.

     There are currently stock options granted under the 1994 Plan to purchase up to 656,806 shares of Common Stock, and options to purchase 18,687 shares of Common Stock under the 1994 Plan have been exercised to date.

     Approval of the amendment to the 1994 Plan requires the affirmative vote of a majority of the shares of Common Stock represented at the meeting. The Board of Directors recommends a vote FOR approval of the amendment to the 1994 Plan.
              APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The independent accounting firm of Arthur Andersen LLP audited the financial statements of the Company for the year ended September 30, 1996, and has been selected in such capacity for the current fiscal year. At the direction of the Board of Directors, this appointment is being presented to the shareholders for ratification or rejection at the Annual Meeting of Shareholders. If the shareholders do not ratify the appointment of Arthur Andersen LLP, the appointment of auditors will be reconsidered by the Board of Directors.

     It is expected that representatives of Arthur Andersen LLP will be present at the meeting and will be given an opportunity to make a statement if they desire to do so. It is also expected that the representatives will be available to respond to appropriate questions from shareholders.

     On April 26, 1996, the Company engaged Arthur Andersen LLP as its independent accountants for the year ended September 30, 1996. Also on April 26, 1996, McDirmid, Mikkelsen & Secrest, P.S. was dismissed as the Company's independent accountants.

     McDirmid, Mikkelsen & Secrest, P.S.'s reports on the Company's financial statements for the fiscal years ended September 30, 1995 and 1994 contained no adverse opinion or disclaimer of opinion nor were they qualified as to uncertainty, audit scope or accounting principles, except that McDirmid, Mikkelsen & Secrest, P.S.'s report on the Registrant's financial statements for the fiscal year ended September 30, 1994, contained a qualification concerning the Company's ability to continue as a going concern. The

Company's Board of Directors made the decision to engage Arthur Andersen LLP. At that time the Company had no audit or similar committee.

     In connection with the prior audits for the fiscal years ended September 30, 1995 and 1994, and during the interim period from September 30, 1995, to April 19, 1996, there have been no disagreements with McDirmid, Mikkelsen & Secrest, P.S. on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. The Company did not consult with Arthur Andersen LLP with regard to any matter concerning the application of accounting principles to any specific transactions, either completed or proposed, or the type of audit opinion that might be rendered with respect to the Company's financial statements.

                          OTHER BUSINESS

     As of the date of this Proxy Statement, management of the Company was not aware of any other matter to be presented at the Meeting other than as set forth herein. However, if any other matters are properly brought before the Meeting, the shares represented by valid proxies will be voted with respect to such matters in accordance with the judgment of the persons voting them. A majority vote of the shares represented at the meeting is necessary to approve any such matters.
                          ANNUAL REPORT

     The Company's Annual Report on Form 10-KSB for the year ending September 30, 1996, accompanies this Proxy Statement. The Annual Report is not incorporated into this Proxy Statement and is not to be considered part of the solicitation material.

          DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS
               FOR THE ANNUAL MEETING TO BE HELD IN APRIL 1998

     Any proposal by a shareholder intended to be presented at the Company's Annual Meeting of Shareholders to be held in April 1996 must be received at the offices of the Company, 600 C Ward Drive, Santa Barbara, California 93111, on or before November 8, 1997, in order to be included in the Company's proxy statement and proxy relating to that meeting.

                                       JOHN C. McCORMACK, PRESIDENT

Santa Barbara, California
March 7, 1997

P R O X Y
                         ASHA CORPORATION

                  SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Alain J-M Clenet with the power to appoint his substitute, and hereby authorizes him to represent and to vote as designated below, all the shares of common stock of ASHA Corporation held of record by the undersigned on February 28, 1997, at the Annual Meeting of Shareholders to be held on April 18, 1997, or any adjournment thereof.

     1. The election of four (4) Directors of the Company to serve until the next Annual Meeting of Shareholders and until their successors have been duly elected and qualified:

          ___ FOR all nominees listed below (except as marked to the contrary).

          ___ WITHHOLD authority to vote for all the nominees listed below:

                  Alain J-M Clenet               Robert J. Sinclair
                  Sheila R. Ronis                Lawrence Cohen

[INSTRUCTION:  To withhold authority to vote for any individual nominee, cross out that nominee's name above.]

     2. The ratification of the appointment of Arthur Andersen LLP as the Company's independent accountants for the fiscal year ending September 30, 1997;

          ___  FOR             ___  AGAINST             ___  ABSTAIN

     3. The approval of an amendment to the Company's 1994 Stock Option Plan to increase the number of shares issuable upon the exercise of options granted under the plan from 750,000 shares to 800,000 shares.

          ___  FOR             ___  AGAINST             ___  ABSTAIN

     4. The transaction of such other business as may properly come before the meeting or any adjournment thereof.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ASHA CORPORATION. PLEASE SIGN AND RETURN THIS PROXY IN THE ENCLOSED PRE-ADDRESSED ENVELOPE. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

                        (To be signed on the other side)

ASHA CORPORATION

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE MEETING IN ACCORDANCE WITH THE SHAREHOLDER'S SPECIFICATIONS ABOVE. THIS PROXY CONFERS DISCRETIONARY AUTHORITY IN RESPECT TO MATTERS NOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS TO THE UNDERSIGNED.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders, Proxy Statement and Annual Report.


Dated:  ______________, 1997          _______________________________________
                                      Signature(s) of Shareholder(s)

                                      _______________________________________
                                      Signature(s) of Shareholder(s)


Signature(s) should agree with the name(s) stenciled hereon. Executors, administrators, trustees, guardians and attorneys should indicate when signing. Attorneys should submit powers of attorney.